EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports First Quarter 2026 Earnings of $0.39 Per Share;
Board Approves Quarterly Dividend at $0.105 per Share
EAU CLAIRE, WI, April 27, 2026 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.8 million and earnings per diluted share of $0.39 for the first quarter ended March 31, 2026, compared to $4.3 million and earnings per diluted share of $0.44 for the quarter ended December 31, 2025, and $3.2 million and $0.32 earnings per diluted share for the quarter ended March 31, 2025, respectively.
The Company’s first quarter 2026 operating results reflected the following changes from the fourth quarter of 2025: (1) loan growth of $17.9 million, or 1.3%; (2) deposit growth of 2.7% to $1.57 billion; (3) an increase in net interest margin of 3 basis points highlighted by a 5 basis points increase in loan yields and an 8 basis point decline in deposit costs partially offset by a decline in cash and investment yields; (4) a slight decrease in net interest income largely due to the impact of 2 fewer business days during the first quarter; (5) increased provision for credit losses of $0.55 million; (6) higher non-interest income of $0.4 million; (7) higher non-interest expense of $0.1 million; and (8) higher tax expense of $0.3 million.
Book value per share improved to $19.82 at March 31, 2026, compared to $19.54 at December 31, 2025, and $18.02 at March 31, 2025. Tangible book value per share (non-GAAP)1 was $16.52 at March 31, 2026, compared to $16.23 at December 31, 2025, and increased 11.7% from $14.79 at March 31, 2025. For the first quarter of 2026, the increase in tangible book value was primarily due to the increase in net income in the quarter, along with the impact of lower unrealized losses on the available for sale investment portfolio, partially offset by payment of the quarterly dividend. Stockholders’ equity as a percentage of total assets was 10.47% at March 31, 2026, compared to 10.55% at December 31, 2025, with the decline largely due to modest asset growth. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 8.88% at March 31, 2026, compared to 8.92% at December 31, 2025.
“Loan and deposit growth held strong even during the seasonal low point of our year with loans expanding at an annualized rate of 5.3% from the linked quarter. Mortgage and government guaranteed lending activities were a bright spot during the quarter and expenses were well-managed. Loan pipelines remain solid entering April as we approach balance sheet repricing in the back half of the year. There was no share buyback activity in the quarter, although 113 thousand shares remained under the current buyback authorization. Our capital position remained strong with TCE of 8.9% to support organic growth, dividends, share buybacks and M&A activity,” stated Stephen Bianchi, Chairman, President, and Chief Executive Officer.

March 31, 2026, Highlights:
•Quarterly earnings were $3.8 million, or $0.39 per diluted share for the quarter ended March 31, 2026, a decrease compared to earnings of $4.3 million, or $0.44 per diluted share for the quarter ended December 31, 2025, and an increase from $3.2 million, or $0.32 per diluted share for the quarter ended March 31, 2025.
•Pre-provision net revenue (“PPNR”) increased 5.8% during the quarter ended March 31, 2026, to $5.38 million from $5.09 million for the quarter ended December 31, 2025, and increased 44.5% from $3.72 million over the past year.
•Net interest income decreased $0.1 million to $13.0 million for the quarter ended March 31, 2026, from $13.1 million for the quarter ended December 31, 2025, and increased from $11.6 million for the quarter ended March 31, 2025. The decrease in net interest income from the fourth quarter of 2025 was primarily due to a net decrease of $0.25 million due to the impact of 2 fewer business days. Partially offsetting the fewer days was the impact of higher loan yields, lower deposit costs, and a decrease in interest-bearing cash yield.
•Net interest margin increased 3 basis points to 3.18% for the quarter ended March 31, 2026, compared to the quarter ended December 31, 2025, and increased 33 basis points from the quarter ended March 31, 2025. The increase in net interest margin from the prior quarter was due to higher loan yields and lower deposit costs, partially offset by lower yields on cash and investment securities and the growth of lower yielding interest-bearing cash.
•The provision for credit losses was $0.75 million for the quarter ended March 31, 2026, compared to a provision for credit losses of $0.20 million for the fourth quarter of 2025, and a negative provision for credit losses of $0.25 million during the quarter ended March 31, 2025. Factors affecting the March 31, 2026, provision for credit losses include: (1) a net increase of $0.4 million due to increases in reserves on impaired loans, partially offset by lower loss rates on collectively evaluated loans; (2) modest charge-offs of $0.2 million; (3) an increase in economic scenarios based on information provided by our third-party model provider of $0.1 million; and (4) the net impact of new loan growth, net of a decrease in the portfolio duration of $0.05 million. The allowance for credit losses on loans increased to $23.0 million or 132% of total nonperforming loans and 1.69% of total loans.
•Non-interest income increased by $0.4 million in the first quarter of 2026 to $3.1 million from $2.7 million in the prior quarter and increased $0.5 million from $2.6 million in the first quarter of 2025. The increase in the first quarter of 2026 from the fourth quarter of 2025 was primarily due to higher gains on sale of loans due in part to the backlog of SBA loans unable to be sold during the fourth quarter of 2025 due to the government shutdown and sold in the first quarter. The increase of non-interest income in the first quarter of 2026, from the first quarter of 2025, was primarily due to higher gains on the sale of loans.
•Non-interest expense increased $55 thousand from the previous quarter and increased $0.2 million from $10.5 million for the first quarter of 2025. The slight increase in non-interest expense compared to the linked quarter was largely due to higher compensation items reflecting higher benefit costs and professional fees. The $0.2 million increase from the first quarter of 2025 was largely due to higher compensation and benefit expenses, partially offset by lower data processing.
•The effective tax rate was 18.9% for the quarter ended March 31, 2026, compared to 12.6% for the quarter ended December 31, 2025, and 19.6% for the quarter ended March 31, 2025. The increase in the effective tax rate in the first quarter of 2026 from the fourth quarter of 2025 was largely due to the full year benefit of a new tax credit investment recognized in the fourth quarter of 2025, based on the vast majority of 2025 funding of the tax credit occurring in the fourth quarter. The lower effective tax rate in the quarter ended March 31, 2026 compared to one year earlier reflects the benefit of the purchased tax credit investment.

•Loans receivable increased $17.9 million during the first quarter ended March 31, 2026, to $1.358 billion compared to the prior quarter end. The increase was largely due to growth in new C&I loan originations, commercial real estate and construction fundings partially offset by planned runoff of the residential portfolio from the fourth quarter.
•Nonperforming assets reflected in government guaranteed and non-guaranteed loans offset by repayments on existing nonperforming loans, resulted in a total increase in nonperforming assets of $1.5 million to $18.2 million at March 31, 2026, compared to $16.7 million at December 31, 2025. The government guaranteed portion of nonperforming assets increased $1.4 million to $2.4 million at March 31, 2026. The non-guaranteed portion of the loans originated with partial government guarantees increased $0.6 million to $1.5 million at March 31, 2026. There are specific reserves of approximately 50% on the non-guaranteed government loans.
•Special mention loans increased $1.4 million to $25.9 million at March 31, 2026, from December 31, 2025.
•Substandard loans increased $1.1 million to $22.5 million at March 31, 2026, from December 31, 2025, largely due to $1.4 million increase on fully guaranteed government secured non-performing loans.
•Total deposits increased $41.5 million during the quarter ended March 31, 2026, to $1.566 billion. This was largely due to seasonal growth in public deposits of $29.6 million and the addition of commercial non-interest bearing deposits totaling $15.7 million received late in the first quarter that were expectedly withdrawn after the quarter ended.
•The efficiency ratio was 66% for the quarter ended March 31, 2026, compared to 68% for the quarter ended December 31, 2025 and 73% for the quarter ended March 31, 2025.
•On April 24, 2026, the Board of Directors approved a quarterly dividend of $0.105 per share. The dividend will be payable on May 22, 2026, to shareholders of record on May 8, 2026.
•The Company did not repurchase any shares during the quarter ended March 31, 2026. Approximately 113 thousand shares remained available to purchase under the current authorization as of March 31, 2026.
Balance Sheet and Asset Quality
Total assets increased by $41.2 million during the quarter to $1.823 billion at March 31, 2026.
Cash and cash equivalents increased $30.3 million as interest-bearing cash increased due to cash provided by deposit growth, partially offset by loan growth.
The on-balance sheet liquidity ratio, which is defined as the fair market value of available-for-sale (“AFS”) and held-to-maturity (“HTM”) securities that are not pledged and cash on deposit with other financial institutions, was 16.2% of total assets at March 31, 2026, compared to 14.8% of total assets at December 31, 2025. On-balance sheet liquidity, collateralized new borrowing capacity, and uncommitted federal funds borrowing availability was $799 million, or 248%, of uninsured and uncollateralized deposits at March 31, 2026, and $792 million, or 243% at December 31, 2025.
AFS securities decreased $3.2 million during the quarter ended March 31, 2026, to $130.9 million from $134.1 million at December 31, 2025. The decrease was largely related to principal repayments of $3.0 million, corporate debt security redemptions of $1.3 million, partially offset by purchases of new corporate debt securities of $0.8 million and a decrease in the unrealized loss on AFS securities of $0.3 million.
HTM securities decreased $1.2 million to $79.0 million during the quarter ended March 31, 2026, from $80.2 million at December 31, 2025, due to principal repayments.
Loans receivable increased $17.9 million, or 1.3% increase during the first quarter ended March 31, 2026, to $1.358 billion compared to the prior quarter end as loan growth was realized in commercial real estate, construction and C&I loans.

The office loan portfolio consisted of seventy loans totaling $31 million at March 31, 2026, compared to seventy-one loans totaling $32 million at December 31, 2025. Criticized loans in the office loan portfolio for the quarter ended March 31, 2026, totaled $0.2 million, compared to $0.2 million at December 31, 2025, and there have been no charge-offs in the trailing twelve months. The Company has one bank holding company loan for $5 million which constitutes the only non-depository financial institution exposure.
The allowance for credit losses on loans increased by $0.6 million to $23.0 million at March 31, 2026, representing 1.69% of total loans receivable compared to 1.67% of total loans receivable at December 31, 2025, and 132% of total nonperforming loans at March 31, 2026. The provision for credit losses was $0.75 million for the quarter ended March 31, 2026, compared to a provision for credit losses of $0.20 million for the quarter ended December 31, 2025, and a negative provision for credit losses of $0.25 million for the quarter ended March 31, 2025. Factors affecting the March 31, 2026, provision for credit losses include: (1) a net increase of $0.4 million due to increases in reserves on impaired loans, partially offset by lower loss rates on collectively evaluated loans; (2) modest charge-offs of $0.2 million; (3) an increase in economic scenarios based on information provided by our third-party model provider of $0.1 million; and (4) the net impact of new loan growth, net of a decrease in the portfolio duration of $0.05 million.
Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Loans, end of period	$1,358,252	$1,340,325	$1,323,010	$1,345,620
ACL - Loans	$22,966	$22,401	$22,182	$21,347
ACL - Loans as a percentage of loans, end of period	1.69%	1.67%	1.68%	1.59%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.482 million at March 31, 2026, $0.490 million at December 31, 2025, and $0.435 million at March 31, 2025, classified in other liabilities on the consolidated balance sheets.
Allowance for Credit Losses - Unfunded Commitments
(in thousands)

	March 31, 2026 and Three Months Ended	December 31, 2025 and Three Months Ended	March 31, 2025 and Three Months Ended
ACL - Unfunded commitments, beginning of period	$490	$493	$334
Additions (reversals) to ACL - Unfunded commitments via provision for credit losses charged to operations	(8)	(3)	101
ACL - Unfunded commitments, end of period	$482	$490	$435
Nonperforming assets reflected in government guaranteed and non-guaranteed loans offset by repayments on existing nonperforming loans, resulted in a total increase in nonperforming assets of $1.5 million to $18.2 million at March 31, 2026, compared to $16.7 million at December 31, 2025. The government guaranteed portion of nonperforming assets increased $1.4 million to $2.4 million at March 31, 2026. The non-guaranteed portion of the loans originated with partial government guarantees increased $0.6 million to $1.5 million at March 31, 2026. There are specific reserves of approximately 50% on the non-guaranteed government loans.

Special mention loans increased $1.4 million to $25.9 million at March 31, 2026, from $24.5 million at December 31, 2025.
Substandard loans increased $1.1 million to $22.5 million at March 31, 2026, from December 31, 2025, largely related to the $1.4 million increase on fully government guaranteed secured non-performing loans.

	(in thousands)
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Special mention loan balances	$25,894	$24,473	$12,920	$23,201	$14,990
Substandard loan balances	22,498	21,388	21,310	17,922	19,591
Criticized loans, end of period	$48,392	$45,861	$34,230	$41,123	$34,581
Deposit Portfolio Composition
(in thousands)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Consumer deposits	$887,998	$889,109	$855,226	$856,467	$861,746
Commercial deposits	433,923	422,605	423,662	406,608	423,654
Public deposits	217,400	187,777	175,689	190,933	211,261
Wholesale deposits	26,301	24,608	25,977	24,408	26,993
Total deposits	$1,565,622	$1,524,099	$1,480,554	$1,478,416	$1,523,654
At March 31, 2026, the deposit portfolio composition by percentages changed very modestly from the prior quarter at 56.7% consumer, 27.7% commercial, 13.9% public, and 1.7% wholesale deposits.
Deposit Composition By Type
(in thousands)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Non-interest-bearing demand deposits	$271,396	$264,394	$262,535	$260,248	$253,343
Interest-bearing demand deposits	392,684	367,958	360,475	366,481	386,302
Savings accounts	152,487	151,525	157,317	159,340	167,614
Money market accounts	404,991	392,900	354,290	357,518	370,741
Certificate accounts	344,064	347,322	345,937	334,829	345,654
Total deposits	$1,565,622	$1,524,099	$1,480,554	$1,478,416	$1,523,654
Uninsured and uncollateralized deposits were $322.6 million, or 20% of total deposits at March 31, 2026, and $323.5 million, or 21% of total deposits at December 31, 2025. Uninsured deposits alone at March 31, 2026, were $499.6 million, or 32% of total deposits and $478.4 million, or 31% of total deposits at December 31, 2025.
Federal Home Loan Bank advances remained at $0 at March 31, 2026, December 31, 2025, and March 31, 2025.
The Company did not repurchase any shares during the quarter ended March 31, 2026. There remained approximately 113 thousand shares available to repurchase under the current buyback authorization plan as of March 31, 2026. This share repurchase authorization does not oblige the Company to repurchase any shares of its common stock.

Review of Operations
Net interest income decreased $0.1 million to $13.0 million for the current quarter ended March 31, 2026, from $13.1 million for the quarter ended December 31, 2025, and increased from $11.6 million for the quarter ended March 31, 2025. Net interest income for the first quarter of 2026 was impacted by $0.25 million less net interest income due to 2 fewer business days during the quarter. Loan yields increased 5 basis points during the quarter due to new loan originations and repricing existing loans at higher rates. Total asset yield decreased largely due to seasonal deposit increases in public funds and commercial checking accounts invested in lower yielding interest-bearing cash at the Federal Reserve. Deposit costs decreased 8 basis points during the quarter ended March 31, 2026 to 2.49% from 2.57% for the quarter ended December 31, 2025. The combination of higher loan yields and lower deposit costs resulted in a net interest margin increase of 3 basis points to 3.18% for the quarter ended March 31, 2026, compared to 3.15% for the quarter ended December 31, 2025, and an increase of 33 basis points from the quarter ended March 31, 2025.

Net Interest Income and Net Interest Margin Analysis
(in thousands, except yields and rates)

	Three Months Ended
	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$13,010	3.18%	$13,065	3.15%	$13,214	3.20%	$13,311	3.27%	$11,594	2.85%
Less scheduled accretion for PCD loans	6	—%	(5)	—%	(17)	—%	(23)	(0.01)%	(36)	(0.01)%
Less paid loan accretion for PCD loans	—	—%	—	—%	(133)	(0.03)%	(416)	(0.10)%	—	—%
Less scheduled accretion interest	—	—%	—	—%	(30)	(0.01)%	(33)	(0.01)%	(33)	(0.01)%
Without loan purchase accretion	$13,016	3.18%	$13,060	3.15%	$13,034	3.16%	$12,839	3.15%	$11,525	2.83%
The table below shows the impact of loans, securities, and certificates contractual fixed rate maturing and repricing.
Portfolio Contractual Repricing
(in millions, except yields)

	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027
Maturing or Repricing Loans:
Contractual balance	$46	$110	$97	$56	$65	$43	$68
Contractual interest rate	4.98%	3.74%	3.97%	4.15%	4.47%	4.96%	5.36%
Maturing or Repricing Securities:
Contractual balance	$7	$7	$3	$3	$—	$4	$—
Contractual interest rate	3.57%	3.44%	3.27%	3.31%	—%	5.93%	—%
Maturing Certificate Accounts:
Contractual balance	$99	$137	$52	$45	$8	$—	$—
Contractual interest rate	3.84%	3.77%	3.74%	3.56%	3.44%	2.39%	1.71%
Non-interest income increased by $0.4 million in the first quarter of 2026 to $3.1 million from $2.7 million in the prior quarter and increased $0.5 million from $2.6 million in the first quarter of 2025. The increase in the first quarter of 2026, from the fourth quarter of 2025, was primarily due to higher gains on the sale of loans. The fourth quarter of 2025 non-interest income was partially impacted by the government shutdown in the fourth quarter which delayed sales of SBA loans. The increase of non-interest income in the first quarter of 2026, from the first quarter of 2025, was primarily due to higher gains on sale of loans.

Non-interest expense increased $0.1 million to $10.8 million from $10.7 million for the previous quarter and increased $0.2 million from $10.5 million for the first quarter of 2025. The increase in non-interest expense compared to the linked quarter was largely due to higher compensation items, reflecting higher benefit costs. The increase from the first quarter of 2025 was largely due to higher compensation and benefit expenses reflecting annual salary increases, offset partially by lower data processing expenses.
Provision for income taxes was $0.9 million in the first quarter of 2026 compared to $0.6 million in the fourth quarter of 2025. The effective tax rate was 18.9% for the quarter ended March 31, 2026, compared to 12.6% for the quarter ended December 31, 2025, and 19.6% for the quarter ended March 31, 2025. The increase in the effective tax rate in the first quarter of 2026 from the fourth quarter of 2025 was largely due to the full year impact of a new tax credit investment recognized in the fourth quarter of 2025, based on the vast majority of 2025 funding of the tax credit occurring in the fourth quarter.
Certain items previously reported may be reclassified for consistency with the current presentation. These financial results are preliminary until the Form 10-Q is filed in May 2026.
About the Company
Citizens Community Bancorp, Inc. (Nasdaq: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 21 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics; cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which the Company and the Bank operate; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures from others in the financial services industry, including non-depository institutions; disintermediation risk (including the use of emerging financial technologies such as cryptocurrencies); our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our ability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; volatility of our stock price (including possible removal from the Russell 3000® Index and related indexes); accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended

December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 5, 2026, and the Company’s subsequent filings with the SEC. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Tangible book value, tangible book value per share, tangible common equity as a percentage of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2026 (unaudited)	December 31, 2025 (audited)	September 30, 2025 (unaudited)	March 31, 2025 (unaudited)
Assets
Cash and cash equivalents	$149,202	$118,853	$82,431	$100,199
Securities available for sale (“AFS”)	130,876	134,103	137,639	139,642
Securities held to maturity (“HTM”)	79,014	80,210	81,526	84,301
Equity investments	5,978	5,840	5,675	5,462
Other investments	12,498	12,506	12,370	12,496
Loans receivable	1,358,252	1,340,325	1,323,010	1,352,728
Allowance for credit losses	(22,966)	(22,401)	(22,182)	(20,205)
Loans receivable, net	1,335,286	1,317,924	1,300,828	1,332,523
Loans held for sale	654	4,954	5,346	3,296
Mortgage servicing rights, net	3,484	3,494	3,532	3,583
Office properties and equipment, net	16,453	16,357	16,244	16,649
Accrued interest receivable	5,827	6,126	6,159	5,926
Intangible assets	282	395	508	800
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	857	857	911	876
Bank owned life insurance (“BOLI”)	27,128	26,908	26,700	26,296
Other assets	23,937	21,730	15,620	16,416
TOTAL ASSETS	$1,822,974	$1,781,755	$1,726,987	$1,779,963
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,565,622	$1,524,099	$1,480,554	$1,523,654
Federal Home Loan Bank (“FHLB”) advances	—	—	—	—
Other borrowings	51,844	51,804	46,762	61,664
Other liabilities	14,634	17,913	12,856	14,594
Total liabilities	1,632,100	1,593,816	1,540,172	1,599,912
Stockholders’ Equity:
Common stock— $0.01 par value, authorized 30,000,000; 9,628,612, 9,617,245, 9,856,745, and 9,989,536 shares issued and outstanding, respectively	96	96	99	100
Additional paid-in capital	110,277	110,315	113,030	114,477
Retained earnings	92,739	89,995	86,913	80,439
Accumulated other comprehensive loss	(12,238)	(12,467)	(13,227)	(14,965)
Total stockholders’ equity	190,874	187,939	186,815	180,051
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,822,974	$1,781,755	$1,726,987	$1,779,963

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31, 2026 (unaudited)	December 31, 2025 (unaudited)	March 31, 2025 (unaudited)
Interest and dividend income:
Interest and fees on loans	$18,769	$19,034	$18,602
Interest on cash and investments	2,747	2,737	2,501
Total interest and dividend income	21,516	21,771	21,103
Interest expense:
Interest on deposits	7,791	7,998	8,597
Interest on FHLB borrowed funds	—	—	11
Interest on other borrowed funds	715	708	901
Total interest expense	8,506	8,706	9,509
Net interest income before provision for credit losses	13,010	13,065	11,594
Provision (provision reversal) for credit losses	750	200	(250)
Net interest income after provision for credit losses	12,260	12,865	11,844
Non-interest income:
Service charges on deposit accounts	460	459	423
Interchange income	501	539	518
Loan servicing income	661	593	559
Gain on sale of loans	1,021	514	720
Loan fees and service charges	138	146	120
Net (losses) gains on equity securities	(59)	191	10
Other	377	250	243
Total non-interest income	3,099	2,692	2,593
Non-interest expense:
Compensation and related benefits	6,066	5,929	5,597
Occupancy	1,278	1,226	1,287
Data processing	1,417	1,492	1,719
Amortization of intangible assets	113	113	179
Mortgage servicing rights expense, net	161	172	140
Advertising, marketing and public relations	226	344	167
FDIC premium assessment	231	189	198
Professional services	605	478	508
Losses on repossessed assets, net	—	33	4
Other	630	696	664
Total non-interest expense	10,727	10,672	10,463
Income before provision for income taxes	4,632	4,885	3,974
Provision for income taxes	877	614	777
Net income attributable to common stockholders	$3,755	$4,271	$3,197
Per share information:
Basic earnings	$0.39	$0.44	$0.32
Diluted earnings	$0.39	$0.44	$0.32
Cash dividends paid	$0.105	$—	$0.36
Book value per share at end of period	$19.82	$19.54	$18.02
Tangible book value per share at end of period (non-GAAP)	$16.52	$16.23	$14.79

Loan Composition
(in thousands)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$697,785	$683,108	$683,931	$693,382
Agricultural real estate	69,706	69,136	64,096	69,237
Multi-family real estate	241,221	245,688	237,191	238,953
Construction and land development	83,213	75,767	74,789	70,477
C&I/Agricultural operating:
Commercial and industrial	114,379	105,907	101,700	109,202
Agricultural operating	29,032	33,375	30,085	31,876
Residential mortgage:
Residential mortgage	117,586	122,025	125,198	125,818
Purchased HELOC loans	1,551	1,739	1,979	2,368
Consumer installment:
Originated indirect paper	1,902	2,224	2,567	2,959
Other consumer	4,633	3,997	4,155	4,275
Gross loans	$1,361,008	$1,342,966	$1,325,691	$1,348,547
Unearned net deferred fees and costs and loans in process	(2,638)	(2,528)	(2,563)	(2,629)
Unamortized discount on acquired loans	(118)	(113)	(118)	(298)
Total loans receivable	$1,358,252	$1,340,325	$1,323,010	$1,345,620

Nonperforming Assets
Loan balances at amortized cost
(in thousands, except ratios)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Nonperforming Assets:
Nonaccrual loans
Commercial real estate	$5,899	$4,652	$4,592	$5,013
Agricultural real estate	461	464	220	5,447
Multi-family real estate	8,970	8,970	8,970	—
Construction and land development	—	—	—	—
Commercial and industrial (“C&I”)	1,517	1,282	1,312	600
Agricultural operating	—	—	—	—
Residential mortgage	339	485	520	549
Consumer installment	117	—	—	—
Total nonaccrual loans	$17,303	$15,853	$15,614	$11,609
Accruing loans past due 90 days or more	39	1	136	521
Total nonperforming loans (“NPLs”) at amortized cost	17,342	15,854	15,750	12,130
Foreclosed and repossessed assets, net	857	857	911	895
Total nonperforming assets (“NPAs”)	$18,199	$16,711	$16,661	$13,025
Loans, end of period	$1,358,252	$1,340,325	$1,323,010	$1,345,620
Total assets, end of period	$1,822,974	$1,781,755	$1,726,987	$1,735,164
Ratios:
NPLs to total loans	1.28%	1.18%	1.19%	0.90%
NPAs to total assets	1.00%	0.94%	0.96%	0.75%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025			Three Months Ended March 31, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$105,651	$961	3.69%	$84,678	$842	3.94%	$47,835	$524	4.44%
Loans receivable	1,328,448	18,769	5.73%	1,329,456	19,034	5.68%	1,363,352	18,602	5.53%
Investment securities	214,412	1,630	3.08%	218,205	1,739	3.16%	228,514	1,808	3.21%
Other investments	12,503	156	5.06%	12,390	156	5.00%	12,498	169	5.48%
Total interest earning assets	$1,661,014	$21,516	5.25%	$1,644,729	$21,771	5.25%	$1,652,199	$21,103	5.18%
Average interest-bearing liabilities:
Savings accounts	$152,304	$309	0.82%	$152,852	$287	0.74%	$167,001	$407	0.99%
Demand deposits	376,998	1,768	1.90%	360,867	1,797	1.98%	382,355	2,033	2.16%
Money market accounts	393,958	2,508	2.58%	372,984	2,514	2.67%	365,528	2,535	2.81%
CD’s	344,493	3,206	3.77%	346,975	3,400	3.89%	343,751	3,622	4.27%
Total deposits	$1,267,753	$7,791	2.49%	$1,233,678	$7,998	2.57%	$1,258,635	$8,597	2.77%
FHLB advances and other borrowings	51,824	715	5.60%	50,941	708	5.51%	64,635	912	5.72%
Total interest-bearing liabilities	$1,319,577	$8,506	2.61%	$1,284,619	$8,706	2.69%	$1,323,270	$9,509	2.91%
Net interest income		$13,010			$13,065			$11,594
Interest rate spread			2.64%			2.56%			2.27%
Net interest margin			3.18%			3.15%			2.85%
Average interest earning assets to average interest-bearing liabilities			1.26			1.28			1.25

Wholesale Deposits
(in thousands)

	Quarter Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Brokered certificate accounts	$—	$—	$—	$—	$5,489
Brokered money market accounts	5,495	5,168	5,131	5,092	5,053
Third party originated reciprocal deposits	20,806	19,440	20,846	19,316	16,451
Total wholesale deposits	$26,301	$24,608	$25,977	$24,408	$26,993

Key Financial Metric Ratios:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Ratios based on net income:
Return on average assets (annualized)	0.85%	0.97%	0.74%
Return on average equity (annualized)	8.04%	9.05%	7.26%
Return on average tangible common equity[1] (annualized)	9.90%	11.16%	9.28%
Efficiency ratio	66%	68%	73%
Net interest margin with loan purchase accretion	3.18%	3.15%	2.85%
Net interest margin without loan purchase accretion	3.18%	3.15%	2.83%
Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025

GAAP earnings after income taxes	$3,755	$4,271	$3,197
Average assets	$1,786,218	$1,751,360	$1,763,191
Return on average assets (annualized)	0.85%	0.97%	0.74%

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
GAAP earnings after income taxes	$3,755	$4,271	$3,197
Average equity	$189,383	$187,270	$178,470
Return on average equity (annualized)	8.04%	9.05%	7.26%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Total stockholders’ equity	$190,874	$187,939	$180,051
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(282)	(395)	(800)
Tangible common equity (non-GAAP)	$159,094	$156,046	$147,753
Average tangible common equity (non-GAAP)	$157,546	$155,320	$146,083
GAAP earnings after income taxes	3,755	4,271	3,197
Amortization of intangible assets, net of tax	92	99	144
Tangible net income	$3,847	$4,370	$3,341
Return on average tangible common equity (annualized)	9.90%	11.16%	9.28%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Non-interest expense (GAAP)	$10,727	$10,672	$10,463
Less amortization of intangibles	(113)	(113)	(179)
Efficiency ratio numerator (GAAP)	$10,614	$10,559	$10,284

Non-interest income	$3,099	$2,692	$2,593
Add back net losses on debt and equity securities	(59)	—	—
Subtract net gains on debt and equity securities	—	191	10
Net interest income	13,010	13,065	11,594
Efficiency ratio denominator (GAAP)	$16,168	$15,566	$14,177
Efficiency ratio (GAAP)	66%	68%	73%

Pre-Provision Net Revenue (PPNR)
(in thousands, except yields and rates)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Pre-tax income	$4,632	$4,885	$4,535	$4,047	$3,974
Add back provision for credit losses	750	200	650	1,350	—
Subtract provision reversal for credit losses	—	—	—	—	(250)
Pre-provision net revenue	$5,382	$5,085	$5,185	$5,397	$3,724

Reconciliation of Tangible Book Value Per Share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total stockholders’ equity	$190,874	$187,939	$186,815	$183,462	$180,051
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(282)	(395)	(508)	(621)	(800)
Tangible common equity (non-GAAP)	$159,094	$156,046	$154,809	$151,343	$147,753
Ending common shares outstanding	9,628,612	9,617,245	9,856,745	9,991,997	9,989,536
Book value per share	$19.82	$19.54	$18.95	$18.36	$18.02
Tangible book value per share (non-GAAP)	$16.52	$16.23	$15.71	$15.15	$14.79

Reconciliation of Tangible Common Equity as a Percent of Tangible Assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total stockholders’ equity	$190,874	$187,939	$186,815	$183,462	$180,051
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(282)	(395)	(508)	(621)	(800)
Tangible common equity (non-GAAP)	$159,094	$156,046	$154,809	$151,343	$147,753
Total assets	$1,822,974	$1,781,755	$1,726,987	$1,735,164	$1,779,963
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(282)	(395)	(508)	(621)	(800)
Tangible assets (non-GAAP)	$1,791,194	$1,749,862	$1,694,981	$1,703,045	$1,747,665
Total stockholders’ equity to total assets ratio	10.47%	10.55%	10.82%	10.57%	10.12%
Tangible common equity as a percent of tangible assets (non-GAAP)	8.88%	8.92%	9.13%	8.89%	8.45%

1Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhance investors’ ability to understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial tables “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity (non-GAAP)”.